                                                                    Exhibit 99.1

Contact:
Bob Engelberg
VP Business Development
Datatec Systems
(866) 668-4740 x7710
(416) 422-7710
bengelberg@datatec.com

                JURY RETURNS VERDICT IN FAVOR OF DATATEC SYSTEMS

FAIRFIELD,  N.J. - September 5, 2003 - Datatec Systems,  Inc. (Nasdaq:  DATC), a
leading  provider of  technology  deployment  services  and  post-implementation customer care  solutions,  today announced that after a three week trial, a jury has found in its favor with respect to a lawsuit  filed  against it by Petsmart,
Inc. in the Superior Court of Maricopa County, Arizona.

The jury  verdict  rejected  Petsmart's  claims  against  Datatec  and  accepted
Datatec's  counterclaim for unpaid invoices of approximately  $172,000.  Datatec intends to seek legal costs against Petsmart in connection with the litigation.

Commenting on the verdict,  Datatec  Chairman and Chief Executive  Officer Isaac
Gaon said,  "Datatec  firmly  believed  all along that the claim by Petsmart was without merit.  We were  committed to a vigorous  defense and are very gratified that the jury has agreed  with us. The  Plaintiff  has the right to appeal,  and should they do so, we will continue our ardent defense."

ABOUT DATATEC SYSTEMS, INC.

Fairfield, NJ-based Datatec Systems specializes in the rapid, large-scale market absorption of networking  technologies.  Datatec's deployment services utilize a software-enabled  implementation  model to  configure,  integrate,  roll out and support new technology  solutions using a "best practices"  structured  process.
Its  customers  include  Fortune  1000  companies  and  world-class   technology
providers.  Datatec stock is listed on the Nasdaq Stock Market (DATC).  For more information, visit http://www.datatec.com/

This Press Release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933 and  Section  21E of the  Securities
Exchange  Act  of  1934.  Such  forward-looking  statements  involve  risks  and uncertainties  that may cause the actual  results or objectives to be materially different from those expressed or implied by such forward-looking  statements as more fully  discussed in  Datatec's  filings  with the  Securities  and Exchange
Commission.

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